SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

VISHAY PRECISION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020
On April 10, 2020, Vishay Precision Group, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020. The following information supplements and relates to that proxy statement.
On May 5, 2020, the Company issued a press release announcing that the Annual Meeting will be changed from an in-person meeting to a virtual format, to be conducted exclusively online, at 2:30 p.m. US EDT, and providing information as to how stockholders can attend and participate in the Annual Meeting. This supplement should be read in conjunction with the proxy statement.

 _____________________________________________________________________________________________
FOR IMMEDIATE RELEASE
VISHAY PRECISION GROUP ANNOUNCES CHANGE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO A VIRTUAL MEETING
MALVERN, Pa.- May 5, 2020-Vishay Precision Group, Inc. (NYSE: VPG) announced today that its Annual Meeting of Stockholders, to be held on Thursday, May 21, 2020, will be conducted solely via the Internet. The virtual annual meeting will begin at 2:30 PM US EDT.
VPG has adopted a virtual annual meeting in 2020 due to health, transportation, and other logistical issues arising from the spread of COVID-19. The annual meeting will be accessible to stockholders via the Internet at http://ir.vpgsensors.com or www.virtualshareholdermeeting.com/VPG2020. To participate, stockholders will need the control number included in the proxy materials previously delivered to such stockholders.
At the time VPG filed its definitive proxy materials on April 10, 2020, it had disclosed the possibility of hosting a virtual annual meeting in lieu of its customary in-person annual meeting as part of its precautions regarding the coronavirus or COVID-19.
Whether or not stockholders plan to attend the virtual meeting, all stockholders are encouraged to vote their shares in advance through www.proxyvote.com, toll-free phone number, or mail, as communicated in the previously-distributed proxy materials for the Annual Meeting. While voting in advance is not necessary, it will ensure stockholder representation at the meeting. Stockholders may still vote during the virtual meeting. Stockholders will not receive a new proxy card reflecting the change to a virtual meeting.
About VPG
Vishay Precision Group, Inc. (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based measurement systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of foil technology products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company's force sensors products and its’ weighing and control systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vpgsensors.com.
Statements contained herein that relate to the Company's 2020 Annual Meeting of Stockholders are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "will be", "will", "may" or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Among the factors that could cause the Company’s 2020 annual meeting logistical arrangements to change include: general business and economic conditions; imposition of restrictive governmental regulations implemented to address public health concerns; or operational delays or difficulties because of the novel coronavirus or similar diseases, or uncertainty regarding the same. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Steve Cantor
Vishay Precision Group, Inc.
781-222-3516
steve.cantor@vpgsensors.com